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                                                                  Exhibit 23

                    REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholders and Directors of Ferrofluidics Corporation:

Our report on the consolidated financial statements of Ferrofluidics Corporation is included on page 21 of this Form 10-K. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed in the index on page 46 of this Form 10-K.

In our opinion, based on our audit of the Company's balance sheet as of June 30, 1995 and 1994 and the related statements of operations, retained earnings and cash flows for the years ended June 30, 1995 and 1994, the amounts contained in the financial statement schedule referred to above as of June 30, 1995 and 1994 and for the years ended June 30, 1995 and 1994, when considered in relation to the basic financial statements taken as whole, present fairly, in all material respects, the information required to be included as of that date. Because of the matters referred to in the fourth paragraph of our report, we are unable to and do not report on other amounts contained in the financial statement schedule.



/s/ Coopers & Lybrand L.L.P.
Manchester, New Hampshire
August 31, 1995







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